Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Sequenom Hong Kong, Ltd Hong Kong
Sequenom Biosciences (India) Pvt. Ltd India
Sequenom Center for Molecular Medicine, LLC, Michigan, United States